                                                                  EXHIBIT (d)(3)


                                OPTION AGREEMENT

          THIS OPTION AGREEMENT dated as of the 9th day of June, 1997.

BETWEEN:
                 EXECUTIVE BENEFIT PLAN of Dundee Bancorp Inc.

                 (hereinafter called the "Shareholder")

                                                               OF THE FIRST PART
               - and -

                 NED GOODMAN

                 (hereinafter called "Goodman")

                                                              OF THE SECOND PART

          THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained, the amount of two dollars in lawful money of Canada now paid by each party hereto to the other party hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is hereby agreed by and between the parties as follows:

                                  ARTICLE ONE
                    DEFINITIONS, INTERPRETATION AND SCHEDULE

Section 1.01 Definitions: In this Agreement and in the schedule attached hereto, unless there is something in the subject matter or context inconsistent herewith, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

     (a) "Agreement" means this agreement and the schedule attached hereto as the same may be amended from time to time;

     (b) "Business Day" means any day other than a Saturday, Sunday or any other day on which the offices of the Bank of Canada located in the City of Toronto are not open to the public for business;

     (c) "Closing Date" means any day on which Dundee Shares are sold, assigned, transferred and delivered to Goodman in accordance with section 2.03 hereof;

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                                       2.


     (d) "Common Shares" means the class B common shares of the Corporation as constituted on the date hereof, provided that in the event of any adjustment thereto pursuant to article five of this Agreement, "Common Shares" shall thereafter mean the shares or other securities or property resulting from such adjustment;

     (e) "Corporation" means Dundee Bancorp Inc., a corporation subsisting pursuant to the provisions of the Business Corporations Act (Ontario);

     (f) "Current Market Price" at any date shall be the weighted average price per share for the applicable class of shares for the 20 consecutive trading days ended not more than 5 trading days before such date on The Toronto Stock Exchange or, if such shares are not then listed thereon on such stock exchange on which such shares are listed as may be selected for such purpose by the trustees of the Shareholder, or if such shares are not listed on any stock exchange, then on the over-the-counter market with the weighted average price per share being determined by dividing the aggregate sale price of all such shares sold on the said exchange or market during the said 20 consecutive trading days by the total number of such shares so sold or, if such shares are not then traded, by the trustees of the Shareholder;

     (g) "Dundee Shares" means the 166,935 Common Shares which may be acquired by Goodman from the Shareholder upon the exercise of the Exercise Privilege;

     (h) "Encumbrance" means any charge, pledge, security interest, lien, encumbrance, hypothecation, mortgage, adverse interest or claim of any nature or kind whatsoever;

     (i) "Exercise Price" means $31.50 per Common Share, provided that in the event of any adjustment thereto pursuant to article five of this Agreement, "Exercise Price" shall thereafter mean the then applicable price per Common Share;

     (j) "Exercise Privilege" means the right of Goodman to acquire Dundee Shares contained in article two hereof;

     (k)     "Goodman" means Ned Goodman;

     (l) "Notice" means any notice, request, demand or other communication required or permitted to be given hereunder by either party hereto to the other party hereto;

     (m) "Person" means an individual, sole proprietorship, incorporated association, unincorporated association, trust, body corporate, trustee, executor, administrator, or other legal representative, any government or any agency or instrumentality thereof, any regulatory authority or body or any other entity of any kind whatsoever;

                                       3.


     (n) "Shareholder" means the trust known as the Executive Benefit Plan of Dundee Bancorp Inc.; and

     (o)     "Time of Expiry" means 5:00 p.m. (Toronto time) on June 9, 2009.

Section 1.02 Headings: The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement.

Section 1.03 References to This Agreement: The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and includes any agreement or instrument supplementary or ancillary hereto.

Section 1.04 Number and Gender: In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender or neuter shall include both genders and neuter where the context so requires.

Section 1.05 Date for Any Action: In the event that any date on which any action is required to be taken hereunder by the Shareholder or Goodman is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

Section 1.06 Currency: Unless otherwise specifically provided herein, all references to dollar amounts in this Agreement are references to lawful money of Canada.

Section 1.07 Extended Meaning: A reference to any one or more of the parties to this Agreement shall be deemed to include a reference to the respective successors and permitted assigns of such party.

Section 1.08 Schedules: The following schedule is attached to, and shall for all purposes be deemed to be incorporated into and form part of, this Agreement:


                         Schedule        Title
                         --------        -----

                             A       Notice of Exercise


                                  ARTICLE TWO
                             EXERCISE AND PRIVILEGE

Section 2.01 Exercise Privilege: The Shareholder hereby grants to Goodman the irrevocable right to purchase from the Shareholder, and Goodman shall have the right, exercisable at the option of Goodman in accordance with subsection
2.02 hereof, to exercise the Exercise Privilege and acquire from the Shareholder, at any time and from time to time prior to the Time of Expiry, all or any portion of the Dundee Shares for the Exercise Price.

                                       4.

Section 2.02 Exercise Procedure: The Exercise Privilege may be exercised by Goodman completing and executing a Notice in the form of the notice of exercise attached hereto as schedule A in respect of the number of Dundee Shares to then be acquired by Goodman and delivering such completed and executed Notice to the principal office of the Shareholder or to such other place as the Shareholder and Goodman may mutually agree upon.

Section 2.03 Delivery Procedure: The purchase and sale of Dundee Shares in respect of which the Exercise Privilege has been exercised by Goodman shall be completed at 9:00 o'clock in the forenoon, Toronto time, no later than the 3rd Business Day after the date on which the Notice of the exercise of the Exercise Privilege is given by Goodman to the Shareholder at the registered office of Dundee Bancorp Inc. or at such other time or place as Goodman and the Shareholder shall mutually agree upon and at that time:

     (a) the Shareholder shall deliver, or cause to be delivered, to Goodman a certificate or certificates representing the Dundee Shares in respect of which the Exercise Privilege has been exercised by Goodman together with a power of attorney or powers of attorney with respect to such Dundee Shares endorsed in blank for transfer with the signature or signatures thereon guaranteed and all other documents required to be delivered by the Shareholder to Goodman in order for the Dundee Shares to be transferred to Goodman; and

     (b) Goodman shall deliver to the Shareholder payment of the purchase price for the Dundee Shares in respect of which the Exercise Privilege has been exercised by Goodman by certified cheque or bank draft.

Section 2.04 Right to Purchase Less than All: Goodman may exercise the Exercise Price in respect of, and purchase, less than the full number of Dundee Shares entitled to be purchased hereunder. Nothing herein contained or done pursuant hereto shall obligate Goodman to purchase or pay for any Dundee Shares except those Dundee Shares in respect of which Goodman shall have exercised the Exercise Privilege in the manner herein provided.


                                 ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Shareholder: The Shareholder hereby represents and warrants to Goodman, which representations and warranties shall be deemed to be repeated as of each Closing Date, and acknowledges that Goodman is relying on the accuracy of each of and every one of such representations and warranties in connection with the acceptance hereof and the purchase of Dundee Shares:

     (a) The Shareholder has all necessary right, power and authority to sell, assign and deliver Dundee Shares upon the exercise of the Exercise Privilege by Goodman and to execute and deliver, and to fulfil its obligations under, this Agreement.

                                       5.

     (b) The Shareholder is not in default or in breach of, and none of the execution and delivery of this Agreement, the performance and compliance with the terms of this Agreement nor the sale, assignment, transfer and delivery of Dundee Shares to Goodman upon the exercise of the Exercise Privilege, results or will result in a breach of, or be in conflict with or constitute a default under or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of any mortgage, note, indenture, contract, agreement, written or oral, instrument, lease, license or other document to which the Shareholder is a party or by which the Shareholder or any of its property is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Shareholder.

     (c) The Dundee Shares are beneficially owned by the Shareholder and the address in which the Dundee Shares are registered as shown on the books of the Corporation is located in the Province of Ontario.

     (d) The Shareholder is not a person referred to in, and the sale, assignment, transfer and delivery of Dundee Shares to Goodman in the manner contemplated by this Agreement will not be a trade contemplated by, paragraph l(l)(c) of the Securities Act (Ontario).

     (e) The Shareholder has full legal right, power and authority to sell, assign, transfer and deliver the Dundee Shares upon the exercise of the Exercise Privilege by Goodman without the consent or approval of any Person and all actions required to be taken by or on behalf of the Shareholder have occurred so as to validly permit the sale, assignment, transfer and delivery of the Dundee Shares to Goodman in the manner contemplated by this Agreement.

     (f) The Dundee Shares will be acquired on the Closing Date by Goodman free and clear of any Encumbrance or other right of purchase, voting, escrow or pooling agreement of whatsoever nature and kind other than those arising pursuant to this Agreement.

     (g) No Person, other than Goodman, has any agreement or option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase or acquisition from the Shareholder of any interest in any of the Dundee Shares.

     (h) There are no consents, orders or approvals required, governmental or otherwise, by the Shareholder for the lawful sale, assignment, transfer and delivery of the Dundee Shares upon the exercise of the Exercise Privilege by Goodman, no notices, forms or other documents are required to be filed by the Shareholder prior to the sale, assignment and delivery of the Dundee Shares to Goodman.

                                       6.

     (i) The Shareholder is not under any obligation, contractual or otherwise, to request or obtain the consent of any Person to the transfer, assignment and delivery of any of the Dundee Shares in accordance with section 2.03 of this Agreement.

     (j) For purposes of the Income Tax Act (Canada), the Shareholder is, and on each Closing Date will be, a resident of Canada.

     (k) This Agreement has been authorized, executed and delivered by the Shareholder and this Agreement constitutes a legal, valid and binding obligation of the Shareholder enforceable in accordance with its terms.

Section 3.02 Survival of Representations and Warranties: The representations and warranties made by the Shareholder and contained in this Agreement shall survive the purchase of Dundee Shares by Goodman and, notwithstanding such purchase or any investigation made by or on behalf of Goodman or any Person or any knowledge of Goodman or any other Person, shall continue in full force and effect for the benefit of Goodman.

                                  ARTICLE FOUR
                                   COVENANTS

Section 4.01 Covenants of the Shareholder: The Shareholder hereby covenants and agrees with Goodman that:

     (a) the Shareholder shall not sell, assign, transfer or otherwise alienate any interest in the Dundee Shares to any Person other than Goodman nor shall the Shareholder permit nor continue to permit any Encumbrance in respect of the Dundee Shares to exist or to be created in favour of any Person except Goodman;

     (b) the Shareholder shall deliver to Goodman such endorsements, transfers, instruments, powers of attorney, consents, certificates, authorizations and other documents in blank and shall obtain such guarantees of the execution by the Shareholder of all such documents as may be necessary to effect any disposition or dispositions of all or any part of the Dundee Shares to Goodman pursuant to the provisions of this Agreement;

     (c) the Shareholder shall, at its expense, defend the right and title of the Shareholder and of Goodman to the Dundee Shares against the claims of any other Person; and

     (d) the Shareholder shall pay to Goodman, on demand, all costs and expenses of Goodman, its agents and solicitors, incurred with respect to protecting or enforcing any of the rights, remedies and powers of Goodman under this Agreement.

                                       7.

                                  ARTICLE FIVE
                             ADJUSTMENT PROVISIONS

Section 5.01 Reclassification: If and whenever at any time prior to the Time of Expiry, the Corporation shall subdivide the Common Shares into a greater number of Common Shares or consolidate the Common Shares into a lesser number of Common Shares, or in the case of any reclassification of the Common Shares or the exchange of the Common Shares into other shares or in the case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation or entity which results in any reclassification of the Common Shares or a change of the Common Shares into other shares, or in the case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another Person at any time prior to the Time of Expiry (any such event is hereinafter referred to as a "Reclassification"), Goodman shall, after the effective date of such Reclassification and upon the exercise of the Exercise Privilege, be entitled to receive, and shall accept, in lieu of the number of Common Shares to which Goodman was theretofore entitled upon such exercise, the number of Common Shares or the kind and amount of shares and other securities or property which Goodman would have been entitled to receive as a result of such Reclassification if, on the effective date thereof, Goodman had been the registered holder of the number of Common Shares to which Goodman was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this article five with respect to the rights and interests thereafter of Goodman to the end that the provisions set forth in this article five shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Exercise Privilege by Goodman.

Section 5.02 Capital Reorganization: If and whenever at any time prior to the Time of Expiry the Corporation shall:

     (a) issue Common Shares or other shares that carry the right to participate in earnings to an unlimited degree ("Participating Shares") (or securities convertible into or exchangeable for such shares) to all or substantially all of the holders of Common Shares by way of a stock dividend or otherwise; or

     (b) make a distribution on its outstanding Common Shares payable in Common Shares or Participating Shares (or securities exchangeable for or convertible into such shares);

             (any such event is hereinafter referred to as a "Capital Reorganization") then Goodman shall be entitled to receive upon the exercise of the Exercise Privilege, in addition to the Common Shares which Goodman was entitled to receive prior to the effective date of the Capital Reorganization upon the exercise of the Exercise Privilege, such additional number of Common Shares or Participating Shares as were issued or distributed pursuant to the Capital Reorganization in respect of the Dundee Shares in respect of which the Exercise Privilege has been exercised by Goodman.

                                       8.

Such adjustment shall be made successively whenever any event referred to in this subsection 5.02 shall occur, and any such issue of Common Shares or other Participating Shares (or securities convertible into or exchangeable for such shares) by way of a stock dividend or other distribution of Common Shares shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under subsections 5.03 and
5.04 hereof.

Section 5.03 Rights Offerings: If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or other Participating Shares (or securities convertible into or exchangeable for such shares) at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price of the Common Shares on such record date, or (any such event is hereinafter referred to as a "Rights Offering"), then the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

     (a)     the numerator of which shall be the aggregate of

             (i) the number of Common Shares outstanding on such record date, and

             (ii) a number determined by dividing whichever of the following is applicable

                     (A) the amount obtained by multiplying the number of Common Shares or other Participating Shares which are entitled to be subscribed for or purchased by the subscription or purchase price, or

                     (B) the amount obtained by multiplying the maximum number of Common Shares or other Participating Shares which are entitled to be received on the conversion or exchange of the securities convertible into or exchangeable for such shares by the conversion or exchange price per share, by the Current Market Price of the Common Shares on the record date; and

             (iii)   the denominator of which shall be the aggregate of

                     (A) the number of Common Shares outstanding on such record date, and

                     (B)     whichever of the following is applicable

                       (1) the number of Common Shares or other Participating Shares which are entitled to be subscribed for or purchased; or

                                       9.


                     (2) the maximum number of Common Shares or other Participating Shares which are entitled to be received on the conversion or exchange of the securities convertible into or exchangeable for such shares.

             Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

Section 5.04 Special Distributions: If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all of the holders of Common Shares of:

     (a) share of any class, whether of the Corporation or any other corporation;

     (b)     rights, options or warrants;

     (c)     evidences of indebtedness; or

     (d)     other assets or property, other than cash dividends;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of Common Shares or other Participating Shares (or securities convertible into or exchangeable for such shares) for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Common Shares on such record date (any such non-excluded event being hereinafter referred to as a "Special Distribution"), then Goodman shall be entitled to receive upon the exercise of the Exercise Privilege, in addition to the Common Shares which Goodman was entitled to receive prior to the record date of the Special Distribution upon the exercise of the Exercise Privilege, the shares, rights, options or warrants, evidence of indebtedness or other assets or property distributed pursuant to the Special Distribution in respect of the Common Shares in respect of which the Exercise Privilege has been exercised by Goodman.

Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

                                      10.



Section 5.05 Other Actions: In case the Corporation after the date of this Agreement and prior to the Time of Expiry shall take any action which affects the Common Shares other than any action otherwise described in this article five of this Agreement which, in the opinion of the trustee of the Shareholder, would materially affect the rights of Goodman hereunder, either or both of the Exercise Price and the number of Common Shares to be delivered upon the exercise of the Exercise Privilege shall be adjusted in such manner, if any, and at such time, by action of the trustee of the Shareholder, in their sole discretion, as they may determine to be equitable in the circumstances. Failure of the taking of any action by the trustee of the Shareholder so as to provide for an adjustment of either or both the Exercise Price and the number of Common Shares to be acquired upon the exercise of the Exercise Privilege shall be conclusive evidence that the trustee of the Shareholder have determined that it is equitable to make no adjustment in the circumstances.

Section 5.06 Minimum Adjustments: The adjustments provided for in this article five are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply, without duplication, to successive events requiring an adjustment provided that, notwithstanding any other provision of this article five, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price then in effect and no adjustment of the Exercise Price shall be required unless such adjustment would require a decrease of at least 1% of the Exercise Price then in effect; provided further that, any adjustments which by reason of this section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 5.07 Disputes: In the event of any question arising with respect to the adjustments provided in this article five, such question shall conclusively be determined by a firm of chartered accountants appointed by the Shareholder and acceptable to Goodman (who may be the auditors of the Corporation). Such determination shall be binding upon the Shareholder and Goodman.

Section 5.08 No Fractional Shares: The Shareholder shall not be required to deliver fractional Common Shares upon the exercise of the Exercise Privilege.
If any fractional interest in a Common Share would, except for the provisions of this section 5.08, be deliverable upon the exercise of the Exercise Privilege, then, provided that the Exercise Privilege has been exercised in full, the Shareholder shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to Goodman an amount in lawful money of Canada equal, computed to the nearest cent, to the Current Market Price of the Common Shares multiplied by such fractional interest and otherwise the Shareholder shall be entitled to disregard the fractional interest.

Section 5.09 Exercise Price: The parties have determined, after consulting legal counsel, that the grant of the Exercise Privilege does not constitute a take-over bid within the meaning of the Securities Act (Ontario), but that if such grant did constitute a take-over bid the Exercise Price does not exceed 115 per cent of the market price (within the meaning of the Securities Act (Ontario)) of either the class A subordinate voting shares of the Corporation or the Common Shares as of the date hereof and, accordingly, would constitute an exempt take-over bid and would not trigger the automatic conversion provisions of the "coat-tail" provisions contained in

                                      11.

the articles of the Corporation. Notwithstanding the foregoing, if it is determined that the grant of the Exercise Privilege would constitute a take-over bid and such take-over bid is determined not to be exempt from sections 95 to 100 of the Securities Act (Ontario) or it is determined that it would trigger the automatic conversion provisions of the "coat-tail" provisions contained in the articles of the Corporation, then the Exercise Privilege shall be adjusted such that it constitutes an exempt take-over bid and does not trigger the automatic conversion provisions of such "coat-tail" provisions. If the exercise of the Exercise Privilege would constitute a take-over bid and such take-over bid is not exempt from sections 95 to 100 of the Securities Act (Ontario) or if the exercise of the Exercise Privilege would trigger the automatic conversion provisions of the "coat-tail" provisions contained in the articles of the Corporation, the Exercise Privilege shall not be exercisable by Goodman until such time as such exercise would constitute an exempt take-over bid and would not trigger the automatic conversion provisions of such "coat-like" provisions.



                                  ARTICLE SIX
                            MISCELLANEOUS PROVISIONS

Section 6.01 Amendment and Waiver: No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the parties from any provision of this Agreement shall be effective unless it is in writing and signed by both of the parties hereto. Any amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

Section 6.02 Notices: All Notices shall be in writing and delivered personally or given by telecopier, addressed as follows:

     (a)     if to the Shareholder at:

             c/o Dundee Bancorp Inc.
             Suite 5500, Scotia Plaza
             40 King Street West
             Toronto, Ontario
             M5H 4A9

             Attention:  Mr. G. MacRae and
                         Mr. D. Charter

             Telecopier Number:  (416)363-4536

                                      12.

     (b)     if to Goodman at:

             c/o Dundee Bancorp Inc.
             Suite 5500, Scotia Plaza
             40 King Street West
             Toronto, Ontario
             M5H 4A9

             Telecopier Number: (416)363-4536

Any Notice which is delivered personally shall be effective when delivered and any Notice which is given by telecopier shall be effective on the Business Day on which it has been telecopied. Any address in this section 6.02 may be changed by Notice given in accordance with the provisions of this section 6.02 to the other party hereto.

Section 6.03 No Assignment: Neither the Shareholder nor Goodman shall assign this Agreement or any of their respective rights or obligations under this Agreement without the prior written consent of the other of them.

Section 6.04 Extended Application: This Agreement and all of its provisions shall enure to the benefit of the Shareholder and Goodman and their respective successors and permitted assigns and shall be binding upon the Shareholder and Goodman and their respective successors and assigns.

Section 6.05 Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 6.06 Entire Agreement: This Agreement constitutes the entire agreement between the Shareholder and Goodman as to the subject matter hereof and supersedes all prior agreements, negotiations and discussions whether oral or written, between the Shareholder and Goodman with respect to the subject matter hereof.

Section 6.07 Time of the Essence: Time shall be of the essence of this Agreement.

Section 6.08 Further Assurances: The Shareholder covenants and agrees with Goodman that at any time and from time to time after the Closing Date it will cause such meetings to be held and resolutions passed, and will, upon the request of Goodman do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances, powers of attorney and other assurances as may be reasonably required to accomplish the intent of this Agreement.

                                      13.

Section 6.09 Applicable Law: This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes relating to this Agreement and all of the rights and obligations created hereby. The Shareholder and Goodman hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

     IN WITNESS WHEREOF the Shareholder and Goodman have executed this Agreement.

                                   EXECUTIVE BENEFIT PLAN of Dundee Bancorp
                                   Inc. by its trustees:



                                   /s/ Don Charter
                                   -----------------------------------

                                   /s/ Garth MacRae
                                   -----------------------------------


/s/ Lucie Presot                   /s/ Ned Goodman
----------------------             ------------------------------------
Witness                            Ned Goodman